PROPOSED FINANCING

OF

GC CHINA TURBINE CORP.

By reading the information contained within this document, the recipient agrees with GC China Turbine Corp. (the "Company") to maintain in confidence such information, together with any other non-public information regarding the Company obtained from the Company or its agents during the course of the proposed financing.  The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rules promulgated under Regulation FD by the Securities and Exchange Commission.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED TO SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIRMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS IS AVAILABLE.

CONFIDENTIAL

SUMMARY OF OFFERING

This Confidential Summary of Offering is not intended to be contractually binding, other than the section entitled “Confidential Information” and is subject in all respects (other than with respect to such section) to the execution of the Securities Purchase Agreement.

Issuer:	GC China Turbine Corp., a Nevada corporation (the “Company”).

Securities Offered:
Up to 6,400,000 shares of common stock, par value $0.001 per share of the Company (the “Shares”), subject to adjustment by the Company (the “Offering”).  Moreover, the Company will issue warrants to each investor in an amount equal to ten percent (10%) of the number of shares of common stock that the Investor purchased, for a total of 640,000 warrants (the “Warrants”).

Each Warrant will have an exercise price of $1.00 per share and may be exercisable anytime within 3 years of the date of issuance.

The Offering, subject to authorization from the Board of Directors of the Company, will be completed on a best efforts basis and subject to adjustment by the Company.

Purchase Price:	$1.25 per share of common stock.

Closing Date:
The Company and the Investor shall execute a Securities Purchase Agreement in substantially the form set forth herein.  The closing of the Offering shall occur as subscription and proceeds are received, and certificates representing the Shares shall be issued to the Investor and funds paid to the Company (the “Closing Date”).  The Closing is subject to approval by the Board of Directors of the Company.

Make Good Shares:
If the After-Tax Net Income for the fiscal year ended December 31, 2010 reported in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2010 (the “2010 Actual ATNI”), as filed with the Securities Exchange Commission (the “2010 Annual Report”) is less than $12,500,000 (the “2010 Guaranteed ATNI”), Golden Wind Holdings Limited (on behalf of Company management) will transfer to each Investor on a pro rata basis (based upon such Investor's investment amount relative to the aggregate investment amount of all Investors) for no additional consideration, a number of shares of Common Stock equal to: [($12,500,000 - the actual After-Tax Net Income reported in the 2010 Annual Report)/$2,500,000] * 640,000 shares (the “2010 Make Good Shares”), provided, that the number of 2010 Make Good Shares shall in no event exceed 640,000 shares.

At the Closing, Company Management will deposit 640,000 shares on a prorata basis to an escrow agent. If the Company's audited consolidated financial statements for the fiscal year ended December 31, 2010 specify that the 2010 Guaranteed ATNI shall have been achieved, no transfer of the 640,000 shares shall be made to the Investors and all 640,000 shares deposited with the escrow agent shall immediately be returned to Golden Wind Holdings Limited.

i

Make Good Warrant Adjustment:
If the 2010 Actual ATNI is less than the 2010 Guaranteed ATNI, the Company will reduce the exercise price of each Warrant issued to each Investor by an amount equal to: [($12,500,000 - the actual After-Tax Net Income reported in the 2010 Annual Report)/$2,500,000] * $1.00 per share (the “Adjusted Exercise Price”), provided, that if the Adjusted Exercise Price is negative, the Adjusted Exercise Price will be deemed to equal $0.001 per share.

Investor Qualifications:
The Investor must be an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and must represent and warrant to the Company that it is acquiring the Shares for investment with no present intention of distributing any of the Shares.  The Securities Purchase Agreement contains other appropriate representations and warranties of the Investor to the Company.

Securities Certificates:
Certificates evidencing the Shares which are delivered to the Investor within seven days of the closing and will bear a restrictive legend stating that such securities have been sold pursuant to the Securities Purchase Agreement and that the shares may not be resold except as permitted under the Securities Act pursuant to a Registration Statement that has been declared effective or an exemption therefrom, and may be resold subject to certain limitations and procedures agreed to in the Securities Purchase Agreement.

Indemnification:	By executing the Securities Purchase Agreement, the Investor will agree to indemnify the Company against certain liabilities.

Risk Factors:
The securities offered hereby involve a high degree of risk.  The Investor must read the disclosure relating to the risks affecting the Company as set forth in the attached Private Placement Memorandum, in addition to, documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended.

Use of Proceeds:	For general corporate purposes, including working capital.

OTC Bulletin Board Symbol:	GCHT

Dividend Policy:
The Company has never declared or paid any cash dividends on its shares of common stock and does not intend to pay cash dividends on its shares of common stock in the foreseeable future. The Company intends to retain earnings for reinvestment in its business.

Confidential Information:
The recipient of this Confidential Summary of Terms and Conditions and the materials attached hereto agrees with the Company to maintain in confidence this disclosed information, together with any other non-public information regarding the Company obtained from the Company, or its agents during the course of the proposed Offering.  The Company has caused these materials to be delivered to you in reliance upon such agreement and upon Rules promulgated by the SEC pursuant to Regulation FD.

ii

Transfer Agent:	Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona, 85251, tel. (480) 481-3940.

Introduction Fee:
The Company has engaged placement agents and others (collectively, as the "Introducers") to provide advice and introduce or refer investors to the Company.  Subject to the approval of the Company's Board of Directors, the Introducers will collectively receive from the Company the aggregate of $700,000 in cash fees based on the gross proceeds from the sale of the Shares and 560,000 common stock warrants (the "Introduction Fee").

iii

INSTRUCTION SHEET FOR INVESTOR

(to be read in conjunction with the entire Securities Purchase Agreement)

A.	Complete the following items in the Securities Purchase Agreement:

1.           Provide the information regarding the Investor requested on the Signature Page to the Securities Purchase Agreement.  Please submit a separate Securities Purchase Agreement for each individual fund/entity that will hold the Shares.  The Securities Purchase Agreement must be executed by an individual authorized to bind the Investor.

2.           Return the signed Securities Purchase Agreement by fax and send the original signed Securities Purchase Agreement by overnight mail to:

Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor Sacramento, CA 95814
Attn: Mark C Lee
Phone: (916) 558-6000
Fax: (916) 446-1611

An executed original Securities Purchase Agreement or a fax thereof must be received by 2:00 p.m. Pacific Daylight Time on a date to be determined and distributed to the Investor.

B.	Funds for the purchase of Shares should be sent via wire transfer to:

Bank:	Pacific Coast Bankers Bank
340 Pine Street, #401
San Francisco, CA 94104
Contact:	415-399-1900

Account Name:	Five Star Bank
Account Number:	121143037
ABA No.:	121042484
For further credit to:	WGC client trust account #002203503

SECURITIES PURCHASE AGREEMENT
(Signature Page)
GC China Turbine Corp.
1694 Falmouth Road, Suite 147
Centerville, Massachusetts 02632-2933

Ladies & Gentlemen:

Each of the undersigned investor (the “Investor”) and Golden Wind Holdings Limited (“Make Good Pledgor”), hereby confirms its agreement with you as follows:

1.             This Securities Purchase Agreement, including the Terms and Conditions set forth in Annex I (the "Terms and Conditions"), the Risk Factors set forth in the attached Private Placement Memorandum, in addition to, documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, which are incorporated herein by reference as if fully set forth herein (the “Agreement”), is made as of the date set forth below among GC China Turbine, Corp. a Nevada corporation (the “Company”), Make Good Pledgor and the Investor.

2.             The Company has authorized the sale and issuance of 6,400,000 shares of common stock of the Company, par value $0.001 per share (the "Common Stock") to certain investors in a private placement (the “Offering”).  Further, the Company will issue warrants to each investor in an amount equal to ten percent (10%) of the number of shares that the Investor purchased.  Each warrant has an exercise price of $1.00 per share and may be exercisable anytime within three (3) years from the date of issuance.

3.             The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor [_________] shares of Common Stock (the "Shares"), for a purchase price of $1.25 per share, for an aggregate purchase price of $[__________], pursuant to the Terms and Conditions.  The Company will issue warrants to each investor in an amount equal to ten percent (10%) of the number of shares that the Investor purchased. Unless otherwise requested by the Investor, certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4.             Make Good Pledgor and the Investor agree to the terms of the Make Good provisions in the Terms and Conditions.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Date: ___________, 2009	Investor:
By:
Print Name:
Title:

Address:

Tax ID No.:
Contact name:
Telephone:

GOLDEN WIND HOLDINGS LIMITED

Xu Hong Bing

AGREED AND ACCEPTED:

GC CHINA TURBINE, CORP.
By:
Marcus Laun, Director

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

Investment in the Company involves a high degree of risk.  Each Investor should carefully consider the risk factors set forth in the attached Private Placement Memorandum and documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, in addition to the other information set forth in this Annex I before purchasing shares of the Company's Common Stock.

1.           Authorization and Sale of the Shares.  Subject to these Terms and Conditions, the Company has authorized the sale of 6,400,000 shares of common stock of the Company, par value $0.001 per share of the Company, at $1.25 per share of common stock, including warrants to each investor in an amount equal to ten percent (10%) of the number of shares that an investor purchased (the "Offering"). Each warrant shall substantially be in the form attached hereto as Appendix A and have an exercise price of $1.00 per share and may be exercisable anytime within three (3) years from the date of issuance (the “Warrant”).

2.           Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3 of this Annex I), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (the “Investment Amount”), set forth in Section 3 of the Signature Page to the Securities Purchase Agreement at the purchase price set forth thereon.

3.           Delivery of the Shares at Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of the Company’s counsel upon receipt of cleared funds and fully executed documents for the purchase of the Shares on each date set by the Company.  Within seven (7) days after the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares as set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, each such certificate or certificates to be registered in the name of the Investor.

The Company’s obligation to issue the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of Signature Page to the Securities Purchase Agreement; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (1) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all material respects and (2) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with its due diligence.

4.           Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1             Organization.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently contemplated and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2             Due Authorization and Valid Issuance.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares.   The Shares being purchased by the Investor hereunder will, upon issuance and payment therefore pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

4.3             Non-Contravention.  The execution and delivery of the Agreement, the issuance and sale of the Shares under the Agreement, the fulfillment of the terms of the Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, by-laws or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which any of them is bound or to which any of the material property or assets of the Company is subject.

4.4             Capitalization.  As of the Closing Date and upon issuance of all of the shares of common stock of the Company under the Offering, the Company has 100,000,000 shares of Common Stock authorized, with 58,970,015 shares of Common Stock issued and outstanding.  Except as set forth herein or contemplated by documents filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof (the “Exchange Act Documents”), there are no other outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.

4.5             Legal Proceedings.  There is no material legal or governmental proceeding pending or, to the best knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that would have a Material Adverse Effect on the Company.

4.6             No Violations.  The Company is not in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

4.7             Make Good Shares.  Make Good Pledgor is the sole record owner of the Escrow Shares, and has the authority to enter into this Agreement and the Make Good Escrow Agreement, and to transfer the 2010 Make Good Shares as set forth in Section 6.2.

4.8             Introduction Fee.  In connection with this Offering and subject to the approval of the Company's Board of Directors, the Company will be paying its advisors, placement agents and others the aggregate of $700,000 in cash fees based on the gross proceeds from the sale of the Shares and 560,000 common stock warrants (the "Introduction Fee").

5.           Representations, Warranties and Covenants of the Investor.

5.1             The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor has carefully read and fully understands the risks involved with an investment in the Company including, without limitation, the risks identified in the attached Private Placement Memorandum, in addition to, documents filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, (iii) the Investor is acquiring the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares; (iv) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (v) all of the representations made by the Investor are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of the Signature Page to the Securities Purchase Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein.  The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.

5.2             The Investor acknowledges that it has had access to the Exchange Act Documents and has carefully reviewed the same.  The Investor further acknowledges that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Investor has received to its satisfaction, such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested.  The Investor has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments, which involve a high degree of risk of loss of the Investor’s entire investment.  Among others, the undersigned has carefully considered each of the risks identified under the caption “Risk Factors” in the Exchange Act Documents and the risks identified in the attached Private Placement Memorandum.

5.3             The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

5.4             The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance herewith.  The overall commitment of the Investor to investments, which are not readily marketable, is not excessive in view of the Investor’s net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive.  The Investor is able to bear the economic risk of an investment in the Shares.

5.5             The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investor herein may be legally unenforceable.

5.6             Investor will not use any of the restricted Shares acquired pursuant to this Agreement to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

5.7             The Investor understands that nothing in the Exchange Act Documents, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

6.           Make Good

6.1             Background. The Offering is made in connection with a voluntary share exchange between the Company and Luckcharm Holdings Limited, a company organized under the laws of Hong Kong (“Luckcharm”) pursuant to that certain Share Exchange Agreement among the Company, Luckcharm, Wuhan Guoce Nordic New Energy Co. Ltd., a company organized under the laws of the People’s Republic of China and wholly-owned subsidiary of Luckcharm and Golden Wind Holdings Limited, a company organized under the laws of the British Virgin Islands and sole stockholder of Luckcharm (“Make Good Pledgor”) dated September 30, 2009 whereby Make Good Pledgor agrees to sell all of the outstanding capital stock of Luckcharm to the Company in exchange for the right to receive 32,383,808 shares of common stock of the Company representing no less than fifty four percent (54%) ownership interest in the Company.

6.2             Make Good Shares.

  (a)          Make Good Pledgor agrees that if the After-Tax Net Income for the fiscal year ended December 31, 2010 reported in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2010 (the “2010 Actual ATNI”), as filed with the SEC (the “2010 Annual Report”) is less than $12,500,000 (the “2010 Guaranteed ATNI”), Make Good Pledgor will transfer to Investor on a pro rata basis (based upon Investor's Investment Amount relative to the aggregate investment amount of all investors under the Offering) for no additional consideration, a number of shares of common stock of the Company equal to: [($12,500,000 - the actual After-Tax Net Income reported in the 2010 Annual Report)/$2,500,000] * Escrow Shares (as defined below), with the result referred to herein as the “2010 Make Good Shares,” provided, that the number of 2010 Make Good Shares shall in no event exceed 640,000 shares. The “Escrow Shares” means the 640,000 shares of common stock of the Company (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) required to be deposited with the escrow agent pursuant to the escrow agreement in substantially the form attached hereto as Appendix B (the “Make Good Escrow Agreement”). If the Company's audited consolidated financial statements for the fiscal year ended December 31, 2010 specify that the 2010 Guaranteed ATNI shall have been achieved, no transfer of the Escrow Shares shall be made to the Investor and all Escrow Shares deposited with the escrow agent shall immediately be returned to Make Good Pledgor.

(b)          In connection with the foregoing, Make Good Pledgor agrees that within three (3) business days following the Closing, Make Good Pledgor will deposit the Escrow Shares into escrow in accordance with the Make Good Escrow Agreement along with stock powers executed in blank (or with such other instruments of transfer as in accordance with the requirements of the Company’s transfer agent), and the handling and disposition of the Escrow Shares shall be governed by this Section 6.2 and such Make Good Escrow Agreement. The Company shall notify the Investor as soon as the Escrow Shares have been deposited with the escrow agent. The Make Good Pledgor understands and agrees that the Investor’s right to receive 2010 Make Good Shares pursuant to this Section 6.2 and the Make Good Escrow Agreement shall continue to run to the benefit of the Investor even if the Investor shall have transferred or sold all or any portion of its Shares, and that the Investor shall have the right to assign its rights to receive all or any such shares of common stock to other persons in conjunction with negotiated sales or transfers of any of its Shares

(c)          For purposes of this Section 6.2, the term After-Tax Net Income or ATNI shall mean the after-tax net income of the Company and its consolidated subsidiaries prepared in accordance with U.S. GAAP consistently applied; provided in the event that the release of the 2010 Make Good Shares to the Investor or any Escrow Shares to Make Good Pledgor is deemed to be an expense or deduction from revenues/income of the Company for the applicable year, as required under U.S. GAAP, then such expense or deduction shall be excluded for purposes of determining whether or not the 2010 Guaranteed ATNI has been achieved by the Company.

(d)          The Company covenants and agrees that upon any transfer of 2010 Make Good Shares to the Investor in accordance with the Make Good Escrow Agreement, the Company shall promptly instruct its Transfer Agent to reissue such 2010 Make Good Shares in the Investor’s name and deliver the same as directed by the Investor.

(e)          If any term or provision of this Section 6.2 contradicts or conflicts with any term or provision of the Make Good Escrow Agreement, the terms of the Make Good Escrow Agreement shall control.

6.3             Make Good Warrant Adjustment.

(a)          The Company agrees that if the 2010 Actual ATNI is less than the 2010 Guaranteed ATNI, the Company will reduce the exercise price of the Warrant issued to the Investor by an amount equal to: [($12,500,000 - the actual After-Tax Net Income reported in the 2010 Annual Report)/$2,500,000] * $1.00 per share (the “Adjusted Exercise Price”), provided, that if the Adjusted Exercise Price is negative, the Adjusted Exercise Price will be deemed to equal $0.001 per share.

(b)          The Company covenants and agrees to reissue a new Warrant to the Investor with the Adjusted Exercise Price if the 2010 Actual ATNI is less than the 2010 Guaranteed ATNI, within seven (7) days of receipt of the original Warrant issued to the Investor.

7.           Indemnification; Compliance with the Securities Act.

7.1             Indemnification.

(a)          The Company agrees to indemnify and hold harmless the Investor from and against any losses, claims, damages or liabilities to which such Investor may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, and the Company will reimburse such Investor for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim. The Company shall reimburse each Investor for the amounts provided for herein on demand as such expenses are incurred.

(b)          The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of the representations or warranties of the Investor contained herein or failure to comply with the covenants and agreements of the Investor contained herein, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.  The Investor shall reimburse the Company for the amounts provided for herein on demand as such expenses are incurred.

(c)          Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.1, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.1 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 7.1.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d)          The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.1, and are fully informed regarding said provisions.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.1, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.1 and further agree not to attempt to assert any such defense.

7.2             Information Available.

(a)          A copy of the Company Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Information Statements are available on the SEC's website at www.sec.gov (the "SEC Filings"); and

(b)          Upon the request of the Investor, the Company will mail a copy of the SEC Filings and all other information that is made available to stockholders of the Company to the Investor.

8.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

GC China Turbine, Corp.
1694 Falmouth Road, Suite 147
Centerville, MA 02632
Attn:  Marcus Laun, Director

(b)	with a copy to:

Weintraub Genshlea Chediak
400 Capitol Mall, 11th Floor
Sacramento, CA 95814
Attn:  Mark C Lee
Phone:  (916) 558-6000
Fax:  (916) 446-1611

(c)	if to Make Good Pledgor, to:

Golden Wind Holdings Limited
P.O. Box 957
Offshore Incorporations Centre

Road Town, Tortola, British Virgin Islands
Attn: Xu Hong Bing

(d)	with a copy to:

Global Law Office
14th Floor, Tower 1, China Central Place
No. 81 Jianguo Road, Beijing, China 100025
Attn: Larry Liu
Phone: (8610) 6584-6688
Fax: (8610) 6584-6666

(e)	if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.         Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without giving effect to the principles of conflicts of law.

13.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.         Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor holding Shares purchased hereunder made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Shares purchased hereunder without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of the Investor, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

15.         Confidential Information.  The Investor represents to the Company that, at all times during the Company’s offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, and covenants that it will continue to maintain in confidence such information and shall not use such information for any purpose other than to evaluate the purchase of the Shares until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.

APPENDIX A

FORM OF WARRANT

APPENDIX B

FORM OF MAKE GOOD ESCROW AGREEMENT